                         CONSENT OF INDEPENDENT AUDITORS

                                                                    Exhibit 23.1
The Board of Directors
Pixar:

    We consent to incorporation by reference in the registration statements (Nos. 333-71706, 333-99838, 333-62047 and 333-30686) on Form S-8 of Pixar, of
our reports dated January 31, 2003, relating to the balance sheets of Pixar as of December 29, 2001 and December 28, 2002, and the related statements of income, shareholders' equity and other comprehensive income, and cash flows for each of the years in the three-year period ended December 28, 2002, and the related financial statement schedule, which reports appear in the December 28, 2002 annual report on Form 10-K of Pixar.

                                                                    /s/ KPMG LLP

San Francisco, California
March 28, 2003